                                                                    EXHIBIT 32.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of KBL Healthcare Acquisition Corp.
II (the "Company") on Form 10-QSB for the period ending September 30, 2005 (the
"Report"), as filed with the Securities and Exchange Commission on the date hereof, I Marlene Krauss, M.D., Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the
Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:  /s/ Marlene Krauss, M.D.                          Dated:  November 14, 2005
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        Marlene Krauss, M.D.
        Chief Executive Officer
        (Principal Executive Officer)